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                                                                  EXHIBIT 99.1

[FBR LOGO]


FOR IMMEDIATE RELEASE

Media Contact: Lisa Staubs 703.312.9713 or lstaubs@fbr.com
Investor Contact:  Kurt R. Harrington 703.312.9647 or kharrington@fbr.com

                   FBR ASSET INVESTMENT CORPORATION REPORTS
                         RECORD FIRST QUARTER RESULTS

ARLINGTON, VA., APRIL 23, 2002 - FBR Asset Investment Corporation (NYSE: FB) announced today record first quarter earnings. Fully diluted earnings per share for the first quarter were $1.46, or $17.9 million compared to $.03 per share, or $128 thousand in the first quarter 2001. The company had 14.4 million shares outstanding at March 31, 2002, and average outstanding shares of 12.3 million during the quarter. FBR Asset declared a quarterly dividend of $1.25 per share payable on April 15, 2002, to shareholders of record as of March 28, 2002.

FBR Asset continued to enjoy a strong environment in its spread-based mortgage-backed securities ("MBS") portfolio strategy as well as strong performance in its equity and lending businesses. For the first quarter, the average yield on the mortgage-backed securities portfolio was 5.00% and the company's average interest rate on repurchase agreements used to finance the mortgage-backed securities was 1.88%. Net interest income from the mortgage-backed securities portfolio totaled $12.3 million in the first quarter, contributing approximately 59% of the company's net revenue (net interest, dividends, fees and net gains). Dividends and net gains from equity investments totaled $7.8 million in the quarter and represented approximately 37% of net revenue. Fees earned from Friedman, Billings, Ramsey Group, Inc. investment banking transactions, pursuant to an agreement entered into between the parties in 2001, totaled $0.3 million during the quarter and contributed approximately 1.4% of net revenue. Interest on notes receivable was $.6 million for the period and represented approximately 2.9% of net revenue for the quarter.

Eric F. Billings, Chairman and CEO, commented on the company's results and recent developments, "FBR Asset continued its track record of providing investors with attractive returns in the first quarter of 2002. We are pleased that each of our revenue categories contributed positively to our record results for the quarter and are optimistic about the remainder of this year."

At March 31, 2002, the company owned approximately $2.62 billion in mortgage-backed securities and had entered into repurchase agreements to finance the mortgage-backed securities totaling approximately $2.34 billion. Investments in equity securities were $52.3 million and



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notes receivable were $3 million at the end of the quarter. Total equity at
March 31, 2002 was $343.8 million and book value per outstanding common share was $23.81.

During the first quarter, the company completed a follow-on offering of 5.5 million shares of common stock at a price of $26.50 per share. This offering was completed on January 28, 2002 and added approximately $138.5 million in capital to the company. Proceeds from the offering were used to invest primarily in mortgage-backed securities.

Subsequent to March 31, 2002, the Company issued 4.6 million additional shares of common stock at a price per share of $27.90. This offering was completed on April 3, 2002 and resulted in net proceeds to the Company of $121.6 million including the full exercise of the underwriter's over-allotment option. The proceeds will be used to invest in mortgage-backed securities, equity investments and direct loans and for general corporate purposes.

Richard J. Hendrix, President and COO added, "FBR Asset has been able to add over $268 million in total equity through our two most recent equity offerings and FBR Group's purchase of an additional 415,805 shares in February. This additional capital has been deployed in a very attractive market for our MBS strategy and has given us great flexibility to pursue opportunistic investments in the equity investing and lending areas of our business. We believe this flexibility will enhance our ability to provide investors with industry leading returns."

The company also announced today that it expects to have a dividend reinvestment plan available for shareholders prior to the distribution of the second quarter dividend.

FBR Asset is a Real Estate Investment Trust (REIT) that was formed in December 1997. FBR Asset invests in mortgage-backed securities and makes opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A live webcast of FBR's conference call will be available at 9 a.m. (Eastern
Time) via: http://web.servicebureau.net/conf/meta?i=1112307241&c=2343&m=was& u=/w_ccbn.xsl&date_ticker=2_7_2002_FB Replays of the webcast will be available afterward.

                                    # # #

                     The company makes forward-looking statements in this document that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of the company's operations. Also, when the company uses any of the words "believes," "expects," "anticipates" or similar expressions, it is making forward-looking statements. Many possible events or factors could affect the company's future financial results and performance. This could cause the company's results or performance to differ materially from those expressed in the



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           forward-looking statements. These and other risks are described in the company's publicly filed documents and reports that are available from the company and from the SEC.



                     Note to Editors: Please note that "FBR Asset Investment Corporation" and "Friedman, Billings, Ramsey Group, Inc." are two different companies. FBR Asset is a REIT, which is required as a result of its tax status, to pay a dividend. FBR Asset (NYSE: FB) is externally managed by Friedman, Billings, Ramsey Investment Management, Inc., a subsidiary of Friedman, Billings, Ramsey Group, Inc. Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a publicly held company, which has historically never paid a dividend. Friedman, Billings, Ramsey Group, Inc. is a minority owner of FBR Asset. Thank you.


                Two pages of financial data follow this page.



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                  FBR ASSET INVESTMENT CORPORATION
                  CONDENSED STATEMENT OF OPERATIONS

[FBR LOGO]        (In thousands, except per share amounts)
                  (Unaudited)


                                                                                       Three months ended
                                                                                           March 31,

REVENUE:                                                                   2002                            2001
                                                                      ----------------                ---------------
 Interest                                                                   $  19,583                        $ 2,980
 Dividends                                                                        538                            200
 Fee income                                                                       288                             --
                                                                      ----------------                ---------------
                Total Revenue                                                  20,409                          3,180
                                                                      ----------------                ---------------

EXPENSES:
 Interest                                                                       6,635                          1,904
 Management fees:
    Base                                                                        1,149                            205
    Incentive                                                                   1,698                            128
 Professional fees & other                                                        183                            250
                                                                      ----------------                ---------------
                Total Expenses                                                  9,665                          2,487
                                                                      ----------------                ---------------

              Net realized gains (losses)                                       7,215                           (20)
              Recognized loss on available for-
                 sale equity securities                                                                        (545)
                                                                      ----------------                ---------------
              Net income before income taxes                                   17,959                            128
              Income tax provision                                                 55                             --
                                                                      ----------------                ---------------
              Net income                                                     $ 17,904                         $  128
                                                                      ================                ===============


Basic income per share                                                       $   1.46                        $  0.04
                                                                      ================                ===============

Diluted income per share                                                     $   1.46                        $  0.03
                                                                      ================                ===============

Basic weighted average shares                                                  12,268                          3,615
                                                                      ================                ===============

Diluted weighted average shares                                                12,289                          3,663
                                                                      ================                ===============



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                  FBR ASSET INVESTMENT CORPORATION
                  CONDENSED STATEMENT OF OPERATIONS

[FBR LOGO]        (In thousands, except per share amounts)
                  (Unaudited)

                           SELECTED BALANCE SHEET DATA


                                          MARCH 31, 2002                 DECEMBER 31, 2001            AVERAGE DAILY BALANCE
                                          --------------                 -----------------            ---------------------
Mortgage- backed securities                2,621,313,602                     1,238,365,511                    1,572,174,691
Reverse repurchase agreements              2,338,032,000                     1,105,145,000                    1,348,463,256
Equity securities                             52,323,836                        61,692,660                       46,767,537
Loans                                          3,000,000                         8,000,000                        6,502,533
Equity capital                               343,834,131                       203,865,546                      321,760,806





                                          MARCH 31, 2001                 DECEMBER 31, 2000            AVERAGE DAILY BALANCE
                                          --------------                 -----------------            ---------------------

Mortgage- backed securities                  148,922,771                       154,848,205                      151,852,327
Reverse repurchase agreements                125,957,000                       133,896,000                      130,901,856
Equity securities                             40,975,449                        28,110,190                       35,085,081
Loans                                         12,000,000                         4,000,000                        1,690,377
Equity capital                                84,305,405                        86,840,584                       85,090,891